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                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER


Gentlemen:

        Huddleston & Co., Inc. hereby consents to the use of its name, use of its audit report, and reference to it regarding its audit of the Benton Oil and Gas Company Reserve Reports, prepared by Benton Oil and Gas Company, dated March 21, 1995, in the Form S-3 Registration Statement of Benton Oil and Gas Company registering the issuance of shares of its common stock.

                                         HUDDLESTON & CO., INC.



                                         /s/ Peter D. Huddleston
                                         ---------------------------------------
                                         Peter D. Huddleston, P.E., President

January 9, 1996